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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT



P. H. Glatfelter Company:

We consent to the incorporation by reference in the Registration Statements of
P. H. Glatfelter Company on Form S-8 (Registration Nos. 33-25884, 33-49660, 33-53338, 33-54409, 33-62331, 333-12089, and 333-53977) and Amendment No. 2 to
Form S-4 (Registration No. 333-36295) of our report dated March 10, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002) appearing in this Annual Report on Form 10-K of P. H. Glatfelter Company for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 12, 2004